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                                                                     EXHIBIT 4.1

                           VALERO ENERGY CORPORATION
                            STOCK OPTION PLAN NO. 4

1.   Introduction and Statement of Purpose.

     This Valero Energy Corporation Stock Option Plan No. 4 (the "Plan") is established for the purpose of giving additional incentive to Key Employees of the Company by creating an opportunity for capital accumulation by such Key Employees. It is intended that the benefits available under this Plan, when added to other benefits payable to these Key Employees, will furnish total compensation to such Key Employees which is competitive in the industries in which the Company conducts its business and in which the Company competes for employees. This Plan sets forth the basis for the eligibility of Employees to participate in the Plan and the terms and conditions regulating such participation. The Plan provides for the grant of Options to purchase Common Stock of Valero, Limited Rights which may be exercised in lieu of Options and stock appreciation rights which are automatically exercised upon the exercise of an Option. The Options granted under the Plan are and are intended to be "non-qualified" options under the Internal Revenue Code of 1986, as amended. The Plan amendments first included in this amended and restated Stock Option Plan No. 4 shall be effective as of August 22, 1996.

2.   Definitions.

     For the purposes of this Plan, the following terms shall have the meanings stated below unless a different meaning is plainly required by the context or such term is otherwise defined herein.

     (a)       "Board of Directors" shall mean the Board of Directors of Valero.
     (b)       "Change of Control" shall have the meaning specified in Paragraph
               4.15.
     (c) "Change of Control Period" shall mean a period beginning on any date that a Change of Control shall occur and ending at the close of business on the 90th day thereafter, provided however, that if a tender offer or exchange offer constituting a Change of Control pursuant to clause (ii) of Paragraph 4.15 shall be canceled, expire or otherwise terminate without Voting Securities having been acquired pursuant thereto, the Change of Control Period shall terminate at the close of business on (a) the seventh day following the date of cancellation, expiration or other termination of such tender offer or exchange offer, or (b) the 90th day after the commencement of such offer, whichever shall first occur.
     (d) "Committee" shall mean the persons administering this Plan from time to time pursuant to Paragraph 6.1.
     (e) "Common Stock" shall mean the common stock, par value $1.00 per share, of Valero.
     (f) "Company" shall mean Valero and any Parent or Subsidiary of Valero which now exists or hereafter is organized or acquired by or acquires Valero, and any successor or successors to such entities. The terms "Parent" and "Subsidiary" shall have the same meaning as the terms "parent corporation" and "subsidiary corporation," respectively, as specified in Section 425 of the Internal Revenue Code of 1986, as amended.
     (g) "Compensation Committee" shall mean the Compensation Committee of the Board of Directors, as constituted from time to time.
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     (h)       "Controlled Subsidiary" shall mean a corporation of which a majority of the outstanding common stock is directly or indirectly beneficially owned by Valero.
     (i) "Employee" shall mean any person employed by the Company, including officers and directors of the Company within the meaning of Section 16(a) of the Exchange Act, but shall include a director only if also employed by the Company on a full-time basis.
     (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time.
     (k)       "Exercise Date" -- see Paragraph 4.6.
     (l)       "Expiration Date" -- see Paragraph 3.5.
     (m)       "Exercise Notice" -- see Paragraph 4.6.
     (n)       "Group" -- see Paragraph 4.15.
     (o)       "Installment Option" -- see Paragraph 4.1.
     (p) "Key Employee" shall mean any key executive, managerial or professional Employee or prospective Employee of the Company having responsibility for planning the Company's operations, controlling or managing its business activities, or advising the management of the Company with respect to its operations and business activities. The determination of "Key Employees" for purposes of determining eligibility for participation in this Plan, and the determination of "key employees" for purposes of applying any New York Stock Exchange Rule or determining eligibility for participation in any other stock option plan of the Company, need not be consistent.
     (q) "Limited Right" shall mean the right, following a Change of Control of Valero and in lieu of purchasing an Option Share pursuant to the exercise of an Option, to receive a cash payment equal to the difference between the Strike Price of such Limited Right and the price of one share of Common Stock at the time specified in Paragraph 4.2.
     (r)       "Nonaccelerated Person" -- see Paragraph 4.15.
     (s)       "Nonacceleration Notice" -- see Paragraph 4.15.
     (t) "Option" or "Options" shall mean an option or options granted pursuant to this Plan to purchase shares of Common Stock.
     (u) "Option Agreement" shall mean a written agreement entered into between Valero and a Participant pursuant to Paragraph 3.9.
     (v)       "Option Price" -- see Paragraph 3.5.
     (w) "Option Share" shall mean one share of Common Stock purchased or which may be purchased pursuant to an Option.
     (x)       "Parent" -- see subparagraph (f) of this Paragraph 2.
     (y) "Participant" shall mean a Key Employee who has entered into an Option Agreement which is in force and effect.
     (z)    "Person" -- see Paragraph 4.15.
     (aa)    "Plan" -- see Paragraph 1.
     (bb) "Preference Share Purchase Right" shall mean one of the rights distributed to holders of record of Valero on November 25, 1985, to purchase 1/100 share of the Junior Participating Serial Preference Stock, Series II, of Valero.
     (cc) "Rights Agreement" shall mean that certain Rights Agreement, dated as of October 26, 1995, between Valero and Harris Trust and Savings Bank, as Rights Agent, as amended and in effect from time to time.
     (dd) "Restricted Optionee" shall mean any person who is a "director" or "officer" of Valero within the meaning of Section 16(a) of the Exchange Act, together with any person who is the beneficial owner of more than 10 percent of any class of equity security of Valero registered under Section 12 of the Exchange Act.
     (ee) "SAR" or "stock appreciation right" shall mean the right, subject to the provisions of this Plan, to receive a payment in cash equal to the difference between the specified Strike Price of the SAR and the price of one share of the Common Stock at the time specified in Paragraph 4.3.
     (ff)      "SEC" shall mean the Securities and Exchange Commission.
     (gg)      "Settlement Date" -- see Paragraph 4.6.
     (hh) "Strike Price" shall mean the price per share of the Common Stock, determined pursuant to Paragraph 3.7, from which the appreciation (if any) with respect to a SAR or Limited Right shall be calculated.
     (ii)      "Subsidiary" -- see subparagraph (f) of this Paragraph 2.
     (jj)      "Tax Payment" -- see Paragraph 4.6.
     (kk) "Valero" shall mean Valero Energy Corporation, a Delaware corporation.
     (ll)      "Valero Pension Plan" -- see Paragraph 4.13.
     (mm)      "Voting Securities" -- see Paragraph 4.15.

3.   Granting of Options, Limited Rights and SARs to Employees.

     3.1. Selection of Participants.  The Committee shall, from time to time,
          -------------------------
grant Options to purchase a specified number of Option Shares to such Key Employees of the Company as the Committee, in its sole and absolute discretion, shall select to become Participants. At or subsequent to the time that an Option is granted to a Key Employee by the Committee, the Committee may grant such Key Employee a number of SARs not exceeding the number of Option Shares which may be purchased (whether in installments or otherwise) pursuant to such Option, provided, that no SARs shall be granted with respect to Option Shares which have theretofore been purchased by a Participant or to any Participant who, subsequent to the date of grant of such Option, is no longer an Employee as such term is defined herein. Subject to the full and final authority of the Committee to administer the Plan and select Participants, the granting of Options, Limited Rights and SARs hereunder and the selection of Participants may be based on recommendations made by the Chief Executive Officer of Valero.

     3.2. Exclusion of Committee Members.  No member of the Committee, while so
          ------------------------------
serving, may be granted any Option, Limited Rights or SARs. However, a Participant who has been granted an Option, Limited Rights or SARs under this Plan prior to serving on the Committee may, during such term of service, continue to hold any Options, Limited Rights and SARs previously granted and may exercise any such Options, Limited Rights and SARs and hold Option Shares acquired upon the exercise of any such Options, subject to the provisions of this Plan.

     3.3. No Right to Participate.  No Employee or prospective Employee of the
          -----------------------
Company shall have the right to require the Company or the Committee to make him a Participant under this Plan.

     3.4. Automatic Grant of Limited Rights.  Each Option granted pursuant to
          ---------------------------------
this Plan (whether or not the Option Agreement shall so specify) shall be automatically accompanied by that number of Limited Rights which equals the number of Option Shares which may be purchased (whether in installments or otherwise) pursuant to such Option. Limited Rights may not be granted separate or apart from the grant of an Option to purchase Option Shares.

     3.5. Determination of Option Provisions.  In determining that a Key
          ----------------------------------
Employee shall be granted an Option, the Committee shall designate the number of Option Shares the Employee may
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purchase under the Option, a date upon which the Option (unless an earlier termination date is established pursuant to Paragraph 8.4) will automatically expire (the earlier of such dates being referred to herein as the "Expiration Date"), the price per share at which such Option Shares may be purchased (the "Option Price") and the remaining terms and conditions of such Option. If the Committee shall determine to grant SARs to the grantee or holder of an Option, the Committee shall designate the number of SARs granted and any terms and conditions pertaining thereto.

     3.6. Option Shares, Limited Rights and SARs Available for Grant.  (A)
          ----------------------------------------------------------
Subject to the provisions of Paragraphs 4.10 and 5, the maximum number of shares of Common Stock which may be optioned and sold under this Plan shall be 600,000 shares. Shares of Common Stock optioned and sold under this Plan (and any rights or other securities sold or delivered in accordance with Paragraph 5.1) may be either authorized but unissued securities or reacquired (treasury) securities.

     (B) The maximum number of SARs which may be granted under this Plan shall (subject to the provisions of Paragraphs 4.10 and 5) be equal to the maximum number of shares of Common Stock which may be optioned and sold under this Plan. The number of Limited Rights which shall be granted under this Plan shall be equal to the number of shares of Common Stock optioned under this Plan.

     (C) During the term of this Plan, Valero will at all times reserve and keep available, or have authorized but unissued, shares of Common Stock sufficient to satisfy the requirements of this Plan. The inability of Valero to obtain, from any regulatory body having jurisdiction, any authority deemed by Valero's counsel to be necessary to the lawful issuance and sale of Common Stock hereunder, shall relieve the Company of any liability in respect of the nonissuance or sale of such Common Stock as to which such requisite authority shall not have been obtained.

     3.7. Limitations Regarding Option Price and Strike Price.  The Option Price
          ---------------------------------------------------
for any Option Share shall be as specified by the Committee in its sole discretion, but shall not be less than 75% of (a) the closing sales price per share of Common Stock as reported in the New York Stock Exchange - Composite Transactions listing in The Wall Street Journal or such other listing or quotation medium as the Committee may later designate (the "Transactions Listing") for the New York Stock Exchange (the "NYSE") trading day immediately preceding such date, or if there are no sales on such date, on the next preceding day on which there were sales, or (b) in the event that the Common Stock is not listed for trading on the NYSE, an amount determined in accordance with standards adopted by the Committee; provided however, that, at its election, the Committee may specify an option price which is not less than 75% of the average closing sales price per share of the Common Stock as reported in the Transactions Listing for a period of not less than 10 nor greater than 60 consecutive trading days as determined by the Committee in its sole discretion, provided that such period as determined by the Committee shall not commence on a date more than 60 trading days prior to the date of grant nor end on a date more than 60 trading days after the date of grant. The Strike Price at which a SAR or Limited Right is granted shall be equal to the Option Price of the Option Shares to which such SAR or Limited Right is related.

     3.8. Limitation Regarding Option Period.  The Plan shall continue
          ----------------------------------
indefinitely. However, no Option granted under this Plan shall have a stated Expiration Date which is more than 10 years and 30 days following the date of grant of such Option. Subject to the provisions of Paragraph 4.14, an Option, the associated Limited Rights and any associated SARs shall lapse and shall be automatically forfeited upon the earlier of the Expiration Date (i) as set forth in the Option Agreement pursuant to which such Option, the associated Limited Rights and any associated SARs are granted, or (ii) as established pursuant to Paragraph 8.4, unless an Exercise Notice is delivered to Valero on or before the Expiration Date.

     3.9.  Option Agreements.  Options, Limited Rights and SARs shall be
           -----------------
evidenced by Option Agreements having such terms and provisions, not inconsistent with this Plan, as the Committee deems advisable. Option Agreements need not be uniform. Promptly following each determination by the Committee to grant an Option or SARs to a Key Employee, the Committee shall cause Valero to enter into an appropriate Option Agreement (or, in the case of a grant only of SARs, an amendment to an existing Option Agreement) with such Key Employee. No Key Employee or other person claiming by, through or under a Key Employee shall be entitled to exercise any Option, Limited Right or SAR until an appropriate Option Agreement (or amendment thereto) shall have been executed by Valero and such Key Employee. In the event a Key Employee of the Company is granted an Option or SARs by the Committee but for any reason, including, but not limited to, death or total and permanent disability, does not actually enter into a fully executed Option Agreement (or appropriate amendment thereto) with Valero, such Key Employee shall not be deemed a Participant with respect to such Option or SARs and neither such Key Employee nor any person claiming by, through or under such Key Employee shall be entitled under any circumstances to exercise such Option, Limited Rights or SARs.

     3.10 Provisions Regarding Prospective Employees.  In the event that a
          ------------------------------------------
prospective Key Employee of the Company is granted an Option, Limited Rights or SARs pursuant to this Plan prior to actually commencing employment with the Company but for any reason, including, but not limited to, death or total and permanent disability, does not actually commence employment with the Company, such person shall not be deemed a Participant for any purpose of this Plan and neither such person nor any person claiming by, through or under such person shall be entitled under any circumstances to exercise such Option, Limited Rights or SARs. Upon actually commencing employment with the Company, such a prospective Key Employee will then be deemed a Participant for all purposes of this Plan, and will then, but only then, be deemed for purposes of this Plan (but not for purposes of the Valero Pension Plan or other employee benefit plans of the Company unless expressly so provided therein) to have been continually employed by the Company from the date of grant of the Option to the date of commencement of employment.

4.   Exercise of Options, Limited Rights and SARs.

     4.1. Exercise of Options.  Any Option and any associated SARs shall be
          -------------------
exercisable at such time and in such amounts, either as to all of the Option Shares covered thereby or in installments ("Installment Options"), as is provided in the Participant's Option Agreement or as may otherwise be provided in this Plan. An Installment Option may allow the purchase of all or any part of the Option Shares on a specified installment date or dates, and the subsequent purchase of any unpurchased Option Shares after such installment date(s) and through the Expiration Date. However, no Option may be exercised with respect to a fractional share.

     4.2. Exercise of Limited Rights.  Any Limited Right may be exercised only
          --------------------------
following a Change of Control of Valero, and may be exercised only in lieu of the purchase of the related Option Shares. However, a Participant may, at his election, either exercise a Limited Right or purchase the related Option Share upon exercise of the Option. Upon the exercise of a Limited Right, the Partici pant's Option to purchase the related Option Share shall automatically terminate and be forfeited. Upon the exercise of a Limited Right, the Participant shall be entitled to receive a cash payment in an amount equal to the difference between the Strike Price of the Limited Right and (a) if the Limited Right is exercised during a Change of Control Period, the highest of the daily average sales prices for the Common Stock during such Change of Control Period or (b) if the Limited Right is not exercised during a Change of Control Period, the highest of the daily average sales prices for the Common Stock within the 30 day period prior to the Exercise Date. The daily average sales price of the Common Stock on a given date shall be the mean of the reported "high" and "low" prices for the

Common Stock on such date, as reported in the Transactions Listing (as defined in Paragraph 3.7) for such date, corrected, if necessary, to exclude the effect of typographical errors.

     4.3. Automatic Exercise of SARs; Settlement Price for SARs.  (A) No SARs
          -----------------------------------------------------
may be exercised except simultaneously with the exercise of an Option or Limited Right. A Participant or other person exercising an Option or Limited Right shall be deemed to have automatically exercised on the Exercise Date that number of related SARs which equals the number of Option Shares purchased or Limited Rights exercised, not exceeding the lesser of (a) the number of related SARs held by such Participant, or (b) the number of SARs then permitted to be exercised under the Participant's Option Agreement. When a Participant holds fewer related SARs than the number of Option Shares to which his or her Option pertains, the Committee may adopt policies, or include terms in the Participant's Option Agreement, which permit or require the Participant to exercise such SARs during or after specified periods, or in conjunction with the exercise of a certain portion of an Option, or which permit the Participant to determine, with such restrictions as the Committee may prescribe, the timing of exercise of such SARs.

     (B) Any SAR that is exercised at the same time as a related Limited Right shall be settled on the basis of the same daily average sales price for the Common Stock as is such Limited Right. Except as provided in the foregoing sentence, any SAR which is exercised during a Change of Control Period shall be settled on the basis of the highest daily average sales prices of the Common Stock during such Change of Control Period. Except as provided in the two foregoing sentences, SARs shall be settled on the basis of the daily average sales price of the Common Stock on the Exercise Date.

     4.4. [reserved].

     4.5. [reserved].

     4.6. Exercise Procedure.  Options, Limited Rights and SARs may be exercised
          ------------------
only by written notice of such exercise (the "Exercise Notice"), in such form as the Committee may prescribe, delivered to Valero's Stock Benefit Plan Administration department at Valero's principal business office and signed by the Participant or other person specified herein as being entitled to exercise the same. The date on which such Exercise Notice is delivered to Valero shall be the "Exercise Date." The Exercise Notice for Options Shares shall specify a date (the "Settlement Date"), not less than five business days nor more than ten business days following the Exercise Date, upon which the Option Shares shall be issued to the Participant (or other person entitled to exercise the Option) and the Option Price shall be paid to Valero. Upon the exercise of an Option, the Participant's right to exercise the related Limited Rights shall automatically terminate and be forfeited. Subject to the provisions of Paragraph 3.6(A), on the Settlement Date the person exercising an Option shall tender to Valero full payment (in cash, certified check, cashier's check or bank draft approved by Valero, unless shares of Common Stock are tendered, as provided in Paragraph 4.8) for the Option Shares with respect to which the Option is exercised, together with an additional amount, in cash, certified check, cashier's check or bank draft approved by Valero, equal to the amount of any and all taxes required to be collected or withheld by the Company in connection with such exercise of such Option (the "Tax Payment"); provided, however, that when related SARs are exercised at the same time an Option is exercised, such Tax Payment shall be reduced by withholding the amount thereof, to the extent possible, from the cash payment otherwise payable by the Company to the Participant as the result of the exercise of such SARs. Subject to the prior approval or disapproval of the Committee, and to such rules and limitations as it may adopt, if no related SARs are exercised such Tax Payment may also be made in whole or in part by (a) withholding from the number of shares otherwise deliverable to the person exercising the Option a number of shares whose fair market value equals the

Tax Payment or (b) delivering certificates for other shares of Common Stock owned by the person exercising the Option, endorsed in blank with appropriate signature guarantee, having a fair market value equal to the amount otherwise to be collected or withheld. When Limited Rights are exercised, the Tax Payment shall be withheld, to the extent possible, from any cash amount otherwise payable by the Company as the result of the exercise of such Limited Rights (and any related SARs). Any and all calculations with respect to a Participant's income, required tax withholding or other matters required to be made by the Company upon the exercise of an Option shall be made using the average sales price of the Common Stock on the Exercise Date, whether or not the Exercise Notice is delivered to Valero before or after the close of trading on such date, unless otherwise specified by the Committee. Any and all calculations made with respect to a Participant's income, required tax withholding or other matters made upon exercise of a SAR or Limited Right shall be made using the price at which such SAR or Limited Right is settled, unless otherwise specified by the Committee.

     4.7. Payment for SARs and Limited Rights.  SARs and Limited Rights shall be
          -----------------------------------
paid or settled only in cash. Payment for Limited Rights and SARs exercised hereunder shall be made on the Settlement Date. In the event the final amount of such payment cannot be immediately determined (e.g., if exercise occurs near the beginning of a Change of Control Period), an interim payment shall be made as soon as practicable following the Exercise Date, and the final payment shall be made as soon as practicable after the applicable daily average sales price can be determined.

     4.8. Payment with Common Stock.  Subject to approval of the Committee, a
          -------------------------
person exercising an Option may pay for Option Shares by tendering to Valero other shares of Common Stock legally and beneficially owned by such person at the time of the exercise of an Option. Subject to approval of the Committee, a person exercising an Option may also pay for Option Shares by delivering a notarized affidavit, in such form as the Committee may prescribe, certifying as to such person's legal and beneficial ownership of shares of Common Stock held either in such person's name or in "street name" and, in the case of shares held in such person's name, providing the certificate number(s) for such shares; if such method of payment is approved and utilized, the number of shares issued upon exercise of the Option shall be reduced by the number of shares represented by such affidavit. If approved by the Committee, either such method of exercise may include use of a procedure whereby a person exercising an Option may request that shares received upon exercise of a portion of an Option be automatically applied to satisfy the exercise price for additional and increasingly larger portions of the Option. The certificate(s) representing any shares of Common Stock tendered in payment of the Option Price must be accompanied by a stock power duly executed with appropriate signature guarantees. Shares of Common Stock tendered in payment of the Option Price (including shares represented by an affidavit) shall be valued at the daily average sales price of the Common Stock on the Exercise Date, determined as specified in Paragraph 4.2 above. The Committee may, in its sole and absolute discretion, refuse any tender of shares of Common Stock, in which case it shall promptly deliver the shares of Common Stock back to the person exercising the Option and notify such person of such refusal as soon as practicable. In such event, such person may either (a) tender to Valero on the Settlement Date the cash amount required to pay for such Option Shares, or (b) rescind his Exercise Notice. If such person elects to rescind his Exercise Notice, such person may again (subject to the provisions of this Plan relating to the termination, forfeiture, lapse or expiration of Options granted hereunder) deliver an Exercise Notice with respect to such Option Shares or the associated Limited Rights (and any related SARs) at any time prior to the Expiration Date of such Options.

     4.9. Rights as Stockholder.  Until the issuance of the stock certificate(s)
          ---------------------
for Option Shares purchased hereunder (as evidenced by the appropriate entry on the books of Valero or of a duly authorized transfer agent of Valero), no right to vote or receive dividends or any other rights as a stockholder of Valero shall exist with respect to such Option Shares, notwithstanding the exercise of any Option. No adjustment will be made for a dividend or other rights for which the record date is prior to the date the stock certificates evidencing such shares of Common Stock are issued, except as otherwise provided under Paragraph 5 of this Plan.

     4.10 Effect of Termination and Forfeiture.  Except as provided in
          ------------------------------------
Paragraphs 4.14 and 4.15, an Option (and any associated Limited Rights and SARs) may be exercised by a Participant only while he is and has continually been, since the date of the grant of the Option, an Employee of the Company. In the event a Participant's employment with the Company is voluntarily terminated by the Participant (other than through retirement) or is terminated by the Company under circumstances involving willful misconduct or criminal activity by the Participant, then, except as provided in Paragraph 4.14(D), all Options (and any associated Limited Rights and SARs) previously awarded to such Participant hereunder and not theretofore exercised in accordance with Paragraph 4.6 shall automatically lapse and be forfeited as of the date of the Participant's termination. Should a Participant's employment be terminated by retirement, death or total and permanent disability, or by the Company (except under circumstances involving willful misconduct or criminal activity by the Participant), the provisions of Paragraph 4.14 shall apply. Except as set forth in the following sentence, if a Participant shall forfeit, voluntarily surrender or otherwise permanently lose his right to exercise an Option or SARs or any associated Limited Rights under any provision of this Plan or otherwise, or any Option shall terminate or expire pursuant to its terms, the Option Shares subject to such Option shall once more be available to be optioned and sold under this Plan pursuant to a new Option granted hereunder, and any associated Limited Rights and SARs shall again be available for grant hereunder. However, if a Limited Right has terminated and been forfeited because an Option has been exercised with respect to the related Option Shares, or an Option to purchase Option Shares has terminated and been forfeited because the related Limited Rights have been exercised, the Limited Rights or Option Shares so forfeited shall not become available for additional grants hereunder.

     4.11 Effect of Leave of Absence.  A Participant who commences a leave of
          --------------------------
absence (such as a disability leave of absence) shall thereupon be suspended from participation in this Plan during such leave of absence. During a period of suspension from this Plan, a Participant cannot exercise any Option (including any Installment Option) or any associated SARs that, but for this provision, would otherwise become exercisable during such period of suspension, provided however, that such Participant shall be entitled to exercise any Options, Limited Rights or SARs which become exercisable during such period of suspension pursuant to Paragraph 4.15. A Participant, while suspended, may exercise an Option (and any related SARs) with respect to any unpurchased Option Shares which such Participant was eligible to purchase on the day preceding the first day of such suspension; however, such Option Shares must be purchased prior to the Expiration Date of the Option. Notwithstanding the foregoing provisions of this Paragraph 4.11, the Committee, in its sole and absolute discretion, may determine at any time before or after the commencement of such leave of absence that the commencement of such leave of absence will be treated as a termination of employment for purposes of the Plan. If the Committee so determines, the Committee shall so notify the Participant and specify a date, not less than 10 days following such notification, by which the Participant must deliver an Exercise Notice with respect to any Option Shares which the Participant is then entitled to purchase and exercise any related Limited Rights and SARs which may then be exercised. Options, Limited Rights and SARs not exercised by the Participant by such date shall be forfeited. The Committee may, in its sole and absolute discretion, change or modify the exercise dates or other terms of any Option or SARs held by a Participant who goes on a leave of absence and which were not exercisable by such Participant at the commencement of such leave of absence.

     4.12 Effect of Disability.  The total and permanent disability of a
          --------------------
Participant shall terminate, effective on the first day of such disability, as determined by the Committee, the participation of such Participant in this Plan subject to the conditions set forth in Paragraph 4.14.

The Committee shall determine, in its sole and absolute discretion, whether or not a Participant is totally and permanently disabled for purposes of this Plan and when such disability (if any) commenced, and such determinations by the Committee shall be conclusive and binding on the Participant and all persons claiming by, through or under such Participant. Such determinations shall be made on the basis of medical reports and other evidence satisfactory to the Committee and in accordance with a uniform, nondiscriminatory policy applied by the Committee, but such determinations shall not be binding on the Company or any Participant with respect to any other employee benefit or other plan or insurance policy wherein such determinations may be relevant, and need not be consistent with any determinations made under any such plan or insurance policy.

     4.13 Effect of Retirement or Death.  The retirement or death of a
          -----------------------------
Participant shall terminate, effective on the date of such retirement or death, the participation of such Participant in this Plan subject to the conditions set forth in Paragraph 4.14. For purposes of this Plan, a Participant shall be deemed to have retired when the Participant retires under the provisions of the Pension Plan for Employees of Valero Energy Corporation or any other, similar pension plan of the Company providing benefits to such Participant ("Valero Pension Plan"). In the case of a Participant who is not a participant in a Valero Pension Plan, retirement shall be deemed to occur when the Participant retires from the service of the Company.

     4.14 Exercise Following Termination, Retirement, Disability or Death.  (A)
          ---------------------------------------------------------------
Should the Committee determine that a Participant has become totally and permanently disabled, or should the Participant's employment with the Company be terminated as the result of death or retirement, the first day of such disability (as determined by the Committee) or the date of retirement or death, as the case may be, shall be treated as the date of the Participant's termination from the Plan, and the Participant (or the Participant's heir, beneficiary, guardian, legal representative, administrator or executor, as the case may be) shall be entitled for the period specified in subparagraph (C) below to (a) purchase any Option Shares (or, if a Change of Control has occurred, exercise any Limited Rights) that the Participant was eligible to purchase or exercise on the day prior to such date of retirement, death or disability and which such Participant (had he not died, retired or become disabled) would have become eligible to purchase or exercise within the six month period following such date of retirement, death or disability and (b) exercise any SARs associated with such Option Shares so purchased or Limited Rights so exercised.

     (B) A Participant who retires, dies or becomes totally and permanently disabled while suspended from this Plan will be deemed to have been reinstated into the Plan on the day prior to the date of retirement, death or disability, and such Participant (or the Participant's heir, beneficiary, guardian, legal representative, administrator or executor, as the case may be), shall be entitled for the period specified in subparagraph (C) below to (i) purchase any Option Shares (or, if a Change of Control has occurred, exercise any Limited Rights) which the Participant, had he not retired, died or become disabled, would have been entitled to purchase or exercise on the day prior to the date of retirement, death or disability, and would have become entitled to purchase or exercise within the six month period following the date of retirement, death or disability, and (ii) exercise any SARs related to the Option Shares so purchased or Limited Rights so exercised.

     (C) A Participant or other person entitled to exercise any Options, Limited Rights or SARs pursuant to subparagraph (A) or (B) above--other than a Restricted Optionee or other person exercising an Option, Limited Right or SAR on behalf of a Restricted Optionee--shall have until the earlier of (i) the Option Expiration Date, or (ii) three years from the date of such Participant's retirement, death or disability, to deliver in accordance with Paragraph 4.6 an Exercise Notice with respect to such Options, Limited Rights and SARs. A Restricted Optionee or other person entitled to exercise an Option, Limited Right or SAR on behalf of a Restricted Optionee pursuant to subparagraph (A) or (B) above shall have until the earlier of (i) the Option Expiration Date, or (ii) three years from the date of such Restricted Optionee's retirement, death or disability, to deliver in accordance with Paragraph 4.6 an Exercise Notice with respect to such Options, Limited Rights and SARs granted on
                                                                              --
or after November 28, 1993.  For Options, Limited Rights and SARs granted to
--------------------------
Restricted Optionees under this Plan before November 28, 1993, a Restricted
                                     ------------------------
Optionee or other person entitled to exercise an Option, Limited Right or SAR on behalf of a Restricted Optionee pursuant to subparagraph (A) or (B) above shall have until the earlier of (i) the Option Expiration Date, or (ii) 90 days from the date of such Restricted Optionee's retirement, death or disability to deliver the Exercise Notice prescribed by Paragraph 4.6 herein. Any Options, Limited Rights or SARs not exercised within such periods shall be automatically forfeited; provided, however, that the Committee or the Chief Executive Officer of Valero upon application of any proper party may in its sole and absolute discretion grant extensions of such three year or 90 day period upon such terms and subject to such conditions as it may specify; provided further, however, that in the case of a Restricted Optionee, any such extension shall be subject to the prior approval of the Committee, which shall either approve or disapprove the same in its sole discretion. Neither the Company, its officers, directors, employees, or agents, nor any member of the Committee shall bear any liability to the estate of, or to any spouse, beneficiary, legatee or heir of a Participant, or to the Participant himself, or to any other person, for authorizing an heir, beneficiary, executor, legatee, administrator, guardian or legal representative of a Participant, or an individual or entity who is represented as such, to exercise an Option, Limited Right or SAR granted hereunder or for issuing the Option Shares purchased pursuant to the exercise of any Option, or for making any cash payment (or for withholding any Tax Payment from any cash payment) relating to any Limited Right or SAR, granted under this Plan.

     (D) In the case of any retirement and/or termination of employment (whether voluntary or involuntary termination or otherwise), the Committee or, except with respect to a Restricted Optionee, the Chief Executive Officer of Valero shall be entitled (but shall not be required) to permit the Participant to exercise, for a period not to exceed 90 days, all or part of the Participant's Options (and any associated Limited Rights and SARs) which, at the date of termination of employment, were exercisable pursuant to the Participant's Option Agreement(s) and the provisions of the Plan and remained unexercised. In addition, the Committee or, except with respect to a Participant who is a Restricted Optionee at the date of such Option Agreement amendment, the Chief Executive Officer of Valero may, in connection with any Participant's retirement and/or termination of employment with the Company, (i) authorize any existing Option Agreement of such Participant to remain in full force and effect under its existing terms and conditions (including its existing vesting schedule) or such amended terms and conditions as the Committee or the Chief Executive Officer shall approve, and/or (ii) authorize amendments to any existing Option Agreement (or a new Option Agreement superseding any prior Option Agreement) between Valero and such Participant removing and/or modifying any or all of the then present or future restrictions, conditions and/or limitations (whether arising under such Option Agreement or this Plan) on the exercise of the Options (and any associated Limited Rights and SARs) previously granted to such Participant; no such authorization or amendment (or new Option Agreement) shall increase the aggregate number of Options granted to any Participant. Any action referred to in the preceding two sentences shall be taken by the Committee or Chief Executive Officer of Valero, if at all, not later than six months following the Participant's effective date of termination.

     4.15 Effect of Change of Control.  (A) As used herein, the term "Change of
          ---------------------------
Control" shall mean each occurrence of any one or more of the following events:

     (i) any person (excluding any employee benefit plan of Valero, any trustee, administrator or other entity administering any such plan, and Valero or any Controlled Subsidiary) or any partnership, limited partnership, syndicate or other group formed for the purpose of acquiring, holding or disposing of Voting Securities within the meaning of Rule 13(d) under the Exchange Act (a "Group") which theretofore beneficially owns less than 20% of the Voting Securities of Valero then issued and outstanding shall publicly announce, or shall file with the SEC a Schedule 13D pursuant to Section 13(d) of the Exchange Act (or successor form pursuant to such or any successor provision) indicating, that it has acquired (whether in one or more transactions) Voting Securities of Valero that result in such person or Group directly or indirectly beneficially owning 20% or more of the Voting Securities of Valero; or

     (ii) any person (other than Valero, any Controlled Subsidiary, any employee benefit plan of Valero and any trustee, administrator or other entity administering any such plan) or Group shall commence a tender offer or exchange offer for 30% or more of the Voting Securities of Valero, or for any number or amount of Voting Securities of Valero which, if such offer were to be fully subscribed and all Voting Securities for which such tender or exchange offer is made were to be purchased or exchanged pursuant to such offer, would result in such person or Group directly or indirectly beneficially owning 50% or more of the Voting Securities of Valero; or

     (iii)during any period of 24 consecutive calendar months, there shall be a change in the composition of the Board of Directors of Valero such that the persons who at the beginning of any such period constituted a majority of the directors of Valero shall cease to constitute a majority of the Board of Directors of Valero, unless the election, or the nomination for election, by the shareholders of Valero, or the appointment by the Board of Directors, of each new director during such 24 month period was approved by the vote at a meeting or the written consent of at least two-thirds of the directors then still in office who were directors at the beginning of such period; or

     (iv) the shareholders of Valero shall approve an agreement providing either for any merger, consolidation, combination or other transaction in which Valero will cease to be an independent publicly owned corporation, or for the liquidation or the sale of all or substantially all of the assets of Valero.

     (v) the occurrence of the Distribution Date, as such term is defined in the Rights Agreement.

     (vi) any other event determined by the Board of Directors or the Committee to constitute a Change of Control.

     (B) As used herein, the term "Voting Securities" shall mean the Common Stock, any other equity security of Valero ordinarily entitled to vote for directors at meetings of the stockholders of Valero and any debt or equity security of Valero convertible into Common Stock or another security so entitled to vote for the election of directors of Valero. In calculating the percentage of Voting Securities owned by a person or Group, securities that are immediately convertible, or by their terms, upon the occurrence of any event or the lapse of time, or both, will become convertible into or exchangeable or exercisable for shares of Common Stock (or other Voting Securities) shall be deemed to represent the number of whole shares of Common Stock (or other Voting Securities) into which such securities are then or will become ultimately convertible or for which they are then or will become ultimately exchangeable or exercisable, and the total number of issued and outstanding shares of Common Stock (or other Voting Securities) of Valero shall be determined on a pro forma basis after giving effect to such conversion. The percentage of Voting Securities held by a person or Group shall be deemed to be equal to the percentage of the number of the votes that could be cast for the election of directors of Valero at a meeting of stockholders that such person or Group would be entitled to so cast after giving effect to the provisions of the preceding sentence. As used in this Paragraph 4.15, the term "person" shall include any individual, corporation, partnership, firm or other entity.

     (C) In the event that a Change of Control shall occur, the Chief Executive Officer of Valero may, on or before the date of such event constituting a Change of Control, file with the Corporate Secretary of Valero a written notice (the "Nonacceleration Notice") signed by such officer stating that such Change of Control shall not result in the acceleration of Options (or any related Limited Rights and SARs) granted under the Plan to the Participants identified in such notice (or held by persons claiming by, through or under such Participants). Such Nonacceleration Notice may be filed with respect to all Options granted under the Plan or with respect to Options granted to specified Participants (each such Participant referred to by name or generically in a Nonacceleration Notice timely filed with the Corporate Secretary of Valero, together with each person claiming by, through or under such a Participant, is hereinafter referred to as a "Nonaccelerated Person"). Any other provision of this Plan notwithstanding, each Option (and, subject to the provisions of Paragraph 4.2, all Limited Rights and SARs) granted under this Plan, not theretofore forfeited or terminated and held at the date of a Change of Control by a person who at such date is neither a Nonaccelerated Person nor a Restricted Optionee shall upon occurrence of such Change of Control immediately become exercisable with respect to all of the Shares of Common Stock specified therein (less any such shares previously purchased under the Option) and any related Limited Rights and SARs. The inclusion of a Participant or other person as a Nonaccelerated Person in a Nonacceleration Notice shall not be construed to alter or amend any rights such Participant or other person may have under this Plan under the provisions of any executive severance agreement or other contractual relationship with Valero.

     (D) Notwithstanding the provisions of Paragraph 4.10, in the event that a Change of Control shall occur, each Option (and any Limited Rights and SARs) held by a Participant pursuant to the Plan shall remain exercisable until the earlier of (i) the Expiration Date of the Option, or (ii) 90 days following the Participant's date of termination of employment.

5.   Adjustments Upon Changes In Capitalization.

     5.1. Securities Received Upon Exercise.  If all or any portion of an
          ---------------------------------
Option, Limited Right or SAR is exercised subsequent to any stock dividend, rights distribution, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, spin-off or separation, reorganization, or liquidation, as a result of which shares or other Securities of any class or rights shall be issued in respect of outstanding shares of Common Stock or shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes or other securities, the person or persons so exercising such Option, Limited Right or SAR shall receive, (a) for the aggregate price payable upon such exercise of such Option, (i) the aggregate number and class of shares, rights or other securities for which a recognized market exists, and (ii) a cash amount equal to the fair market value on such date, as reasonably determined by the Committee, of any other property (other than regular cash dividend payments) and of any shares, rights or other securities for which no recognized market exists, which, if shares of Common Stock (as authorized at the date of the granting of such Option) had been purchased at the date of granting of the Option for the same aggregate price (on the basis of the price per share provided in the Option) and had not been disposed of, such person or persons would be holding at the time of such exercise as a result of such purchase and any such stock dividend, rights distribution, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, spin-off or separation, reorganization, or liquidation and (b) a cash amount upon the exercise of the Limited

Rights or SARs equal to the difference between the aggregate Strike Price of such Limited Right or SAR and the aggregate of (i) the average sales price, on the date provided in Paragraph 4.2 or 4.3 hereof, as the case may be, of any whole shares or units of Common Stock, rights or other securities for which a recognized market exists, and (ii) the fair market value on such date, as reasonably determined by the Committee, of any other property (other than regular cash dividend payments) which the holder of a number of shares of Common Stock equal to the number of such Limited Rights or SARs, if such shares had been purchased at the date of granting of such Limited Rights or SARs and not otherwise disposed of, would be holding at the time of exercise of such Limited Rights or SARs as a result of such purchase and any such stock dividend, rights distribution, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, spin-off or separation, reorganization or liquidation; provided, however, that no fractional share of Common Stock, fractional right or other fractional security shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced to reflect any fractional share of Common Stock, fractional right or other fractional security not issued; and provided further, however, that if the exercise of any Option subsequent to any stock dividend, rights distribution, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property, or stock, spin-off or separation, reorganization or liquidation would, pursuant to clause (a) of this Paragraph 5.1, require the delivery of shares, rights or other securities which Valero is not then authorized to issue or which in the sole judgment of the Committee cannot be issued without undue effort or expense, the person exercising such Option shall receive, in lieu of such shares, rights or other securities, a cash payment equal to the fair market value on the Exercise Date, as reasonably
determined by the Committee, of such shares, rights or other securities.   For
purposes of applying the provisions of this Plan, the Preference Share Purchase Rights distributed to stockholders of record of Valero on November 25, 1985, shall be deemed not to have been distributed until the Distribution Date (as defined in the Rights Agreement).

     5.2. Adjustment of Option Shares Available.  In the event of any change in
          -------------------------------------
the number of shares of Common Stock outstanding resulting from a stock dividend, rights distribution, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, spin-off or separation, reorganization or liquidation, (a) the aggregate number and class of shares of Common Stock remaining available to be optioned under this Plan shall be that number and class which a person, to whom an Option had been granted for all of the available shares of Common Stock under this Plan on the date preceding such change, would be entitled to receive as provided in Paragraph 5, and (b) the aggregate number of Limited Rights and SARs remaining available under this Plan shall be determined pursuant to the formula b/a (c) wherein:

     a = the number of Option Shares available to be optioned under this Plan immediately prior to such change,
     b = the number of Option Shares available to be optioned under this Plan immediately following such change, and
     c = the number of Limited Rights or SARs available for grant under this Plan immediately prior to such change.

     Upon the occurrence of any stock dividend, rights distribution, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, spin-off or separation, reorganization or liquidation, the Committee shall be entitled (but shall not be required) to determine that new Option Agreements shall be entered into with Participants reflecting such stock dividend or other event.

6.   Administration.

     6.1. Plan Administered by Committee.  This Plan shall be administered by a
          ------------------------------
committee composed solely of two or more "Non-Employee Directors" (as defined in Rule 16b-3 under the Exchange Act) of Valero, which committee shall, except as hereinafter set forth, be the Compensation Committee, as appointed and constituted from time to time by the Board of Directors. In the event that the membership of the Compensation Committee shall fail to meet the foregoing criteria, then additional or different members of the Board of Directors shall be appointed by the Board of Directors to act for purposes of administering this Plan so that the Committee administering this Plan shall consist solely of two or more "Non-Employee Directors."

     6.2. Powers of the Committee.  In connection with its administration of
          -----------------------
this Plan, the Committee is empowered to:

     (a) Make all determinations and computations concerning the selection of Participants, the granting of Options, Limited Rights and SARs, the pricing thereof and the number of Option Shares to be optioned, and SARs to be granted, to each Participant;
     (b)  Cause Valero to enter into Option Agreements with Participants;
     (c) With the consent of the Participant, enter into agreements amending any Option Agreement so as to grant SARs thereunder, change the Option Price or Expiration Date of any Option, the Strike Price of any Limited Right or SAR or any other term or condition thereof, or to terminate any such Option Agreement;
     (d) Make rules and regulations for the administration of the Plan which are not inconsistent with the terms and provisions of this Plan, including rules providing for the accelerated exercise of Options and SARs in such circumstances as the Committee may deem appropriate;
     (e) Construe all terms, provisions, conditions and limitations of the Plan in good faith, and adopt amendments to the Plan;
     (f) Make equitable adjustments for any mistakes or errors in the administration of this Plan or deemed by the Committee to be necessary as the result of any unusual situation or any ambiguity in the Plan;
     (g) Select, employ and compensate, from time to time, consultants, accountants, attorneys and other agents and employees as the Compensation Committee may deem necessary or advisable for the proper and efficient administration of this Plan.

     6.3. Express Powers not Exclusive.  The foregoing list of express powers
          ----------------------------
granted to the Committee upon the adoption of this Plan is not intended to be either complete or exclusive, but the Committee shall, in addition to the specific powers granted by this Plan, have such powers, whether or not expressly authorized herein, which it may deem necessary, desirable, advisable, proper, convenient or appropriate for the supervision and administration of this Plan. Except as otherwise specifically provided herein, the decisions or judgment of the Committee on any question or claim arising hereunder shall be final, binding and conclusive upon the Participants and all persons claiming by, through or under a Participant.

7.   Miscellaneous Provisions.

     7.1. Nonassignability.  Without prior written approval from the Committee,
          ----------------
no Options, SARs, Limited Rights or any other security, right or interest heretofore or hereafter granted under this Plan shall be transferable by the Participant other than pursuant to a will of the Participant or the laws of descent and distribution, and no Participant or other person claiming by, through or under a Participant shall have any right to sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt any Option Shares, SARs, Limited Rights or any cash amounts or other shares, rights or securities (if any) payable hereunder, or any part thereof, all of which are, and all rights in and to which are, hereby expressly declared to be nonassignable and nontransferable; any such purported sale, assignment, transfer, pledge, anticipation, mortgage, encumbrance, transfer, hypothecation or conveyance without the Committee's prior approval shall be void and of no force or effect. No Option Shares, SARs, Limited Rights and no part of any cash amounts or other shares, rights or securities payable hereunder (if any) shall, prior to actual payment or delivery, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant, or other person claiming by, through or under a Participant, nor be transferable by operation of law in the event of bankruptcy or insolvency, except as required by law. The designation of a beneficiary shall not constitute a transfer hereunder.

     7.2. Investment Letter.  As a condition to the exercise of any portion of
          -----------------
an Option, the Committee, the General Counsel or the Corporate Secretary may require the person exercising such Option to represent and warrant to Valero at the time of any such exercise that the Option Shares are being purchased only for investment and without any present intention to sell or distribute such Option Shares, if, in the opinion of counsel for Valero, such representation is required or desirable under the Securities Act of 1933 or any other applicable state, federal or local law, regulation or rule of any governmental agency. The Committee, the General Counsel or the Corporate Secretary may require such person to execute and deliver to Valero an appropriate investment letter containing representations and warranties of the type generally described above.

     7.3. [Reserved]

     7.4. Responsibility for Taxes.  Any and all taxes payable with respect to
          ------------------------
income to a Participant resulting from the exercise of an Option, Limited Rights or SARs granted hereunder shall be the sole responsibility of the Participant, not of the Company or Valero, whether or not Valero or the Company shall have withheld or collected from the Participant any sums required to be so withheld or collected in respect of such income, and whether or not any sums so withheld or collected shall be sufficient to provide for any such taxes.

     7.5. Employment Not Guaranteed.  Nothing contained in this Plan nor any
          -------------------------
action taken hereunder shall be construed to create a contract of employment or to give any Participant any right to be retained in the employ of the Company or to serve or continue to serve as an officer or director of Valero or any Subsidiary.

     7.6. Gender, Singular and Plural.  All pronouns and any variations thereof
          ---------------------------
shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

     7.7. Captions.  The captions of the Paragraphs of this Plan are for
          --------
convenience only and shall not control or affect the meaning or construction of any of its provisions.

     7.8. Validity.  In the event any provision of this Plan is held invalid,
          --------
void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.

     7.9. Notice.  Any notice, statement, decision or communication required or
          ------
permitted to be given under this Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, if to the Company, to the principal office of Valero, directed to the attention of the

Corporate Secretary of Valero, and if to a Participant or other person, to the address of the Participant or other person as it shall appear on the books of the Company. Any such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the third day following the date shown on the postmark on receipt for registration or certification.

     7.10 Applicable Law.  This Plan shall be governed and construed in
          --------------
accordance with the laws of the State of Texas.

     7.11 Inconsistency.  In the event of any conflict or inconsistency between
          -------------
the provisions of this Plan and the provisions of any Option Agreement, the provisions of this Plan shall control.

8.   Amendment and Termination of Plan and Option Agreements.

     8.1. Amendments.  The Board of Directors or the Committee, without approval
          ----------
of the Participants but subject to Paragraph 8.3, may amend this Plan from time to time in such respect as it deems advisable.

     8.2. Termination.  The Board of Directors or the Committee, without
          -----------
approval of the Participants but subject to Paragraph 8.3, may at any time terminate this Plan.

     8.3. Effect of Amendment or Termination.  Any such amendment or termination
          ----------------------------------
of this Plan shall not materially adversely affect Options, Limited Rights or SARs already granted. In the event of any termination of this Plan or amendment which materially adversely affects Options, Limited Rights or SARs, Options, Limited Rights and SARs already granted shall, subject to Paragraph 8.4, remain in full force and effect as if this Plan had not been so amended or terminated. In any case where the Board of Directors or the Committee feels it appropriate or is advised by counsel that such approval is required, the amendment or termination of this Plan shall be submitted to the stockholders of Valero for approval.

     8.4  Cancellation of Options.  Any other provision of this Plan to the
          -----------------------
contrary notwithstanding, in the event that either (a) the Option Price of any Option shall on any NYSE trading day equal or exceed 125% of the closing sales price per share of the Common Stock (determined as provided in Paragraph 3.7), or (b) out of any period of 120 consecutive NYSE trading days the Option Price of any Option shall exceed the closing sales price per share of the Common Stock (determined as provided in Paragraph 3.7) on any 80 or more of such days, then the Committee, in its sole discretion, may unilaterally determine to cancel and terminate such Option, the related Option Agreement and associated Limited Rights and any associated SARs. Upon such Committee determination, the Expiration Date of such Option, Option Agreement, Limited Rights and SARs shall be at the close of business on the date of such determination. The Committee shall cause notification of such cancellation to be sent to the Participant (or other person entitled to exercise such Option), but failure to send or any delay in sending such notice shall not nullify, delay, or otherwise affect such cancellation. No compensation shall be paid or payable to any Participant (or other person entitled to exercise such Option), or other person claiming by, through or under a Participant, in respect of any such cancellation. If an Option, the related Option Agreement and associated Limited Rights, and any associated SARs, shall be terminated and cancelled pursuant to the provisions of this Paragraph 8.4, the Option Shares and associated Limited Rights, and any associated SARs, subject to such Option (to the extent not theretofore exercised) shall once more be available to be optioned and sold under this Plan pursuant to a new Option granted hereunder. No Participant with respect to whom an Option and associated Limited Rights, and any associated SARs, has been cancelled pursuant to this Paragraph 8.4 shall have any right, whether by virtue of such cancellation or otherwise, to require the Company or the Committee to grant a new Option to him under this Plan or any other stock option plan of the Company.

9.   Claims.

     9.1. Filing of Claims.  A Participant or other person claiming to have been
          ----------------
denied any benefit or right provided under this Plan shall have the right to file a written claim with the Committee. All such claims shall be submitted on a form provided by the Committee, which shall be signed by the claimant and shall be considered filed on the date the claim is received by the Committee. The claim will be reviewed and a decision rendered by a member of the Committee designated by the Committee for such purpose.

     9.2. Denial of Claims.  In the event the claim is denied, in whole or in
          ----------------
part, the Committee member reviewing the claim shall, within 90 days following receipt of the claim, provide the claimant with either (i) a written statement containing the following:

     (1)  the specific reason or reasons for the denial of benefits;
     (2) a specific reference to the pertinent provisions of the Plan upon which the denial is based;
     (3) a description of any additional material or information which is necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and
     (4)  an explanation of the review procedure provided below;

or (ii) a written notice that special circumstances (which shall be specified in the notice) require an additional specified period (not to exceed 90 days) for processing of the claim. If a claimant is provided with the notice specified in clause (ii), the claimant shall thereafter be provided with the statement required by clause (i) within the period specified in such notice.

     9.3. Review of Claims.  Within 90 days after receipt of a notice of a
          ----------------
denial of benefits as provided above, the claimant or his authorized representative may request, in writing, to appear before the full Committee for a review of his claim. In conducting its review, the Committee shall consider any oral or written statement or other evidence presented by the claimant or his authorized representative in support of his claim. The Committee shall give the claimant and his authorized representative reasonable access to all pertinent documents necessary for the preparation and presentation of his claim.

     9.4. Decision by Committee.  Within 60 days after receipt by the Committee
          ---------------------
of the written request for review of his claim (or in the event of special circumstances which require additional time for review, not later than 120 days after receipt of such request) the Committee shall notify the claimant of its decision. If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. In the event the Committee shall hold regularly scheduled meetings at least quarterly, then in lieu of the 60-day period specified above, the decision on review shall be made by no later than the date of the meeting of the Committee which immediately follows receipt of the claimant's request for review, provided, that if the request for review is received within 30 days preceding the date of such meeting, the decision shall be made by no later than the date of the second meeting following receipt of such request for review, provided further, that if special circumstances require a further extension of time for processing of the report, such decision shall be rendered not later than the date of the third meeting of the Committee following receipt of the written request for review. The decision of the Committee shall be in writing and shall include the specific reasons for the decision and references to relevant Plan provisions on which the decision is based. The decision of the Committee shall be final, conclusive and binding upon the Participant or other claimant and all persons claiming by, through or under such claimant.

                               Amendment to Stock
                               Option Plan No. 4

     AMENDMENT, dated as of June 30, 1997, to the Valero Energy Corporation Stock Option Plan No. 4 (the "Plan").

                                   RECITALS:

     1. The By-laws of Valero Energy Corporation (the "Company") delegate to the Compensation Committee (the "Committee") of the Board of Directors authority to adopt amendments to and interpret benefit plans for employees, officers and directors, and specify that such authority may be delegated by the Committee to the Chief Executive Officer of the Company, subject to such limitations as are specified in the By-laws.

     2. By resolution dated August 22, 1996, the Committee delegated to the Chief Executive Officer of the Company the full authority of the Committee to approve and cause to be placed into effect amendments to, among other plans, the Valero Energy Corporation Stock Option Plan No. 3.

                                  WITNESSETH:

     The undersigned Chief Executive Officer of the Company, acting pursuant to the authority set forth above, and having determined that the following amendments are desirable and in the best interests of the Company, hereby amends the Plan as follows:

     1. The existing sub-paragraph 2(f) is hereby amended to read in its entirety as follows:

     "Company" shall mean, prior to the Effective Time, Valero and any Parent or Subsidiary of Valero which now exists or hereafter is organized or acquired by or acquires Valero, and any successor or successors to such entities. After the Effective Time such term shall mean PG&E Corporation, a California Corporation, and any Parent or Subsidiary of PG&E Corporation which now exists or hereafter is organized or acquired by or acquires PG&E Corporation and any successor or successors to such entities. The terms "Parent" and "Subsidiary" shall have the same meaning as the terms "parent corporation" and "subsidiary corporation," respectively, as specified in
     Section 424 of the Internal Revenue Code of 1986, as amended.

     2. A new sub-paragraph 2(i) is hereby added to read as follows and the remaining sub-paragraphs of Paragraph 2 shall be relettered accordingly:

     "Effective Time" shall have the meaning specified in that certain Agreement and Plan of Merger, dated as of January 31, 1997, among Valero, PG&E Corporation, and PG&E Acquisition Corporation (Merger Agreement).

     3. The existing sub-paragraph 2(kk) is hereby amended to read in its entirety as follows:

     "Valero" shall mean Valero Energy Corporation, a Delaware Corporation, as renamed PG&E Gas Transmission, Texas Corporation, on or after the Effective Time.

     4.   The following sentence shall be added to the end of Paragraph 3.1:

     No Options shall be granted hereunder after the Effective Time.

     5. The existing Paragraph 5.2 of the Plan is hereby redesignated as "Paragraph 5.3" and a new Paragraph 5.2 is hereby added to read in its entirety as follows:

          5.2  Treatment of Options and SARs upon Consummation of Spin-off and
               ---------------------------------------------------------------
     Merger.  (A)  Capitalized terms used in this Paragraph 5.2 and not
     ------
     otherwise defined in this Plan shall have the meanings given to them in that certain Employee Benefits Agreement between Valero and Valero Refining and Marketing Company (the "Employee Benefits Agreement"), and in that certain Agreement and Plan of Merger, dated as of January 31, 1997, among Valero, PG&E Corporation, and PG&E Acquisition Corporation (the "Merger Agreement"). The provisions of this Paragraph 5.2 shall apply for all purposes under the Plan, the provisions of Paragraph 5.1 to the contrary notwithstanding.

          (B) Upon the consummation of the Distribution, any Option held by a VRM Participant or by a non-employee director of the Company that is outstanding at the Time of Distribution shall cease to represent a right to acquire Common Stock and shall be replaced as of the Time of Distribution with a VRM Stock Option with respect to a number of shares of VRM Common Stock and with a per-share exercise price as determined pursuant to Section 3.01(a) of the Employee Benefits Agreement. Valero shall take such actions as may be necessary to cause such VRM Stock Options otherwise to have the same terms and conditions as the corresponding Options issued hereunder, except that references to Valero shall be changed to refer to VRM.

          (C) Upon the consummation of the Distribution, any SAR held by a VRM Participant or by a non-employee director of the Company that is outstanding at the Time of Distribution shall cease to represent a right to receive a cash payment from the Company and shall be replaced as of the Time of Distribution with a VRM SAR with respect to a number of shares of VRM Common Stock and with a per-SAR exercise price as determined pursuant to Section 3.01(a) of the Employee Benefits Agreement. Valero shall take such actions as may be necessary to cause such VRM SARs otherwise to have the same terms and conditions as the corresponding SARs issued hereunder, except that references to Valero shall be changed to refer to VRM.

          (D) Upon the consummation of the Distribution and Merger, any Option held by a Company Participant that is outstanding at the Effective Time shall cease to represent a right to acquire Common Stock and shall be replaced as of the Effective Time with an option to purchase shares of Acquirer Common Stock ("Converted Option"), not intended to qualify under
     Section 422 of the Code, so that, after giving effect to Section 3.1(a)(iii) of the Merger Agreement, the number of shares of Acquirer Common Stock subject to such Converted Option shall be equal to the product of (x) the number of shares of Common Stock subject to the original Option immediately before the Distribution, multiplied by (y) the Ratio (rounded up to the nearest whole share if necessary), and the per-share exercise price of the Converted Option shall be equal to the quotient of (A) the per-share exercise price of the original Option immediately before the Distribution divided by (B) the Ratio (rounded down to nearest cent.) As used herein "Ratio" shall mean the amount obtained by dividing the average of the daily high and low trading price on the NYSE for the Common Stock on each of the 15 trading days prior to the ex-dividend date for the Distribution by the average of the daily high and low trading prices on the NYSE of the Acquirer Common Stock on each of the same 15 trading days.

          (E) A Converted Option shall be subject to the provisions of this Plan and the terms and conditions of the Option Agreement relating to the original option as if it remained an Option hereunder, provided that as of the Effective Time (i) the Converted Option shall constitute solely a right to purchase shares of Acquirer Common Stock in a number and with an exercise price determined pursuant to Paragraph 5.2(D), (ii) any Limited Rights accompanying the original Option shall terminate, and (iii) to the extent practicable all outstanding Option Agreements pertaining to Options which have been converted pursuant to Paragraph 5.2(D) shall be amended to reflect the provisions of this Paragraph 5.2.

          (F) Each SAR held by a Company Participant that is outstanding and unexercised at the Time of Distribution (i) shall cease to represent a right to receive a cash payment from the Company, (ii) shall be automatically converted into an Option having an Option Price equal to the SAR's Strike Price, and (iii) such Option shall be automatically treated in all respects in the manner provided in Paragraphs 5.2(D) and 5.2(E) above, as if such Option were outstanding prior to the Distribution.

     6. The existing Paragraph 6.1 is hereby amended to read in its entirety as follows:

     6.1  Plan Administered by Committee.  From and after Effective Time, this
          ------------------------------
Plan shall be administered by a committee composed solely of two or more "Non-Employee Directors" (as defined in Rule 16b-3 under the Exchange Act) of PG&E Corporation, which committee shall, except as hereinafter set forth, be the Nomination and Compensation Committee, as appointed and constituted from time to time by the PG&E Corporation Board of Directors. In the event that the membership of the Compensation Committee shall fail to meet the foregoing criteria, then additional or different members of such board shall be appointed by the PG&E Corporation Board of Directors to act for purposes of administering this Plan so that the Committee administering this Plan shall consist solely of two or more "Non-Employee Directors."

     As amended hereby, the Plan shall continue in full force and effect, and the Corporate Secretary of the Company shall in his discretion incorporate the foregoing amendments and all prior amendments, together with such conforming changes and corrections as he may determine to be necessary or appropriate into amended and restated Plan documents, which shall thereupon constitute the official Plan documents for all purposes.


     IN WITNESS WHEREOF, the undersigned Chief Executive Officer of the Company has executed this Amendment effective the 30th day of June, 1997.


                              ____________________________________________
                              William E. Greehey
                              Chief Executive Officer